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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference related to the Employees' Investment Plan in this Registration Statement of Mikohn Gaming Corporation on Form S-8 of our report dated February 24, 1997, appearing in the Annual Report on Form 10-K of Mikohn Gaming Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP


Las Vegas, Nevada
June 30, 1997